                              EXHIBIT 2 TO FORM CB

                               From of Acceptance

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 IF YOU ARE IN THE UNITED KINGDOM, OR FROM ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER.

THIS FORM OF ACCEPTANCE (THE "FORM OF ACCEPTANCE"), WHICH RELATES TO THE OFFER, SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING OFFER DOCUMENT (THE "OFFER DOCUMENT") DATED 14 MAY 2004. The definitions used in the Offer Document apply in this Form of Acceptance. The provisions of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form of Acceptance and should be read carefully by each Drew Shareholder.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL OF YOUR DREW SHARES, PLEASE SEND THIS FORM OF ACCEPTANCE, TOGETHER WITH THE ACCOMPANYING OFFER DOCUMENT AT ONCE TO THE PURCHASER OR TRANSFEREE OR TO THE BANK, STOCKBROKER, OR AGENT THROUGH OR TO WHOM THE SALE OR TRANSFER WAS MADE FOR DELIVERY TO THE PURCHASER OR TRANSFEREE. SUCH DOCUMENTS, HOWEVER, SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO CANADA, AUSTRALIA, NEW ZEALAND, JAPAN, IRELAND OR SOUTH AFRICA. THE OFFER REFERRED TO IN THIS FORM OF ACCEPTANCE IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, CANADA, AUSTRALIA, NEW ZEALAND, JAPAN, IRELAND OR SOUTH AFRICA. ACCORDINGLY THIS FORM OF ACCEPTANCE, THE OFFER DOCUMENT AND RELATED DOCUMENTS ARE NOT BEING, AND MUST NOT BE, DIRECTLY OR INDIRECTLY MAILED OR OTHERWISE FORWARDED, DISTRIBUTED OR SENT IN OR INTO OR FROM, CANADA, AUSTRALIA, NEW ZEALAND, JAPAN, IRELAND OR SOUTH AFRICA.

IF YOU ARE A CREST SPONSORED MEMBER, YOU SHOULD REFER TO YOUR CREST SPONSOR BEFORE COMPLETING THE FORM OF ACCEPTANCE.

                               FORM OF ACCEPTANCE

                                    OFFER BY

                                  ATLANTIC LAW

                                  ON BEHALF OF

                             ESCALON MEDICAL CORP.

                                      FOR

                           DREW SCIENTIFIC GROUP PLC

                            PROCEDURE FOR ACCEPTANCE

To accept the Offer, use this Form of Acceptance and follow the instructions and notes for guidance set out on pages 2, 3 and 4. All Drew Shareholders who are individuals must sign the Form of Acceptance in the presence of a witness who must also sign where indicated. If you hold Drew Shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.

The information on page 4 of this Form of Acceptance may help to answer questions you may have about the Form of Acceptance and the procedure for responding to the Offer.

Please return this Form of Acceptance, duly completed and signed (and accompanied, if your Drew Shares are in certified form, by your share certificate(s) and/or other document(s) of title) by post or by hand to Capita IRG Plc at Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TH as soon as possible, but in any event so as to be received by not later than 3.00 p.m. (London time), on 4 June 2004.

If your Drew Shares are in uncertificated form (that is, CREST), you should return this Form of Acceptance, duly completed and signed, and take the action set out in the Offer Document in order to transfer your Drew Shares to an escrow balance. For this purpose, the participant ID of Capita, the CREST receiving agent which will act as the escrow agent for the purposes of the Offer, is RAIO and the member account ID of the escrow agent is DREW and the Form of Acceptance reference number of this form (for insertion in the first eight characters of the shared note field on the TTE instruction) is shown next to Box 4 on page 3 of this Form of Acceptance. YOU SHOULD ENSURE THAT THE TTE SETTLES NOT LATER THAN 3.00 P.M. (LONDON TIME) ON 4 JUNE 2004.

IF YOU HOLD DREW SHARES IN BOTH CERTIFICATED AND UNCERTIFICATED FORM, YOU SHOULD COMPLETE A SEPARATE FORM OF ACCEPTANCE FOR EACH HOLDING. SIMILARLY, YOU SHOULD COMPLETE A SEPARATE FORM OF ACCEPTANCE FOR EACH DIFFERENT MEMBER ACCOUNT ID UNDER WHICH DREW SHARES ARE HELD IN UNCERTIFICATED FORM AND FOR EACH DIFFERENT DESIGNATION UNDER WHICH DREW SHARES ARE HELD IN CERTIFICATED FORM. YOU CAN OBTAIN FURTHER FORMS OF ACCEPTANCE FROM THE OFFICES OF CAPITA IRG PLC AT CORPORATE ACTIONS, PO BOX 166, THE REGISTRY, 34 BECKENHAM ROAD, BECKENHAM, KENT BR3 4TH OR BY TELEPHONE 0870 162 3100 OR IF YOU ARE CALLING FROM OVERSEAS +44 208 639 2157.

If your Drew Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, this Form of Acceptance should nevertheless be completed, signed and returned as stated above so as to be received no later than 3.00 p.m. (London time) on 4 June 2004 and the share certificate(s) and/or other document(s) of title or an indemnity satisfactory to Escalon or Atlantic Law should be lodged as soon as possible thereafter with Capita IRG Plc at the address set out above.

PLEASE READ PART C OF APPENDIX I TO THE OFFER DOCUMENT, THE TERMS OF WHICH ARE INCORPORATED IN AND FORM PART OF THIS FORM OF ACCEPTANCE.

A Form of Acceptance contained in an envelope postmarked in Canada, Australia, New Zealand, Japan, Ireland or South Africa or otherwise appearing to Escalon or Atlantic Law or their agents to have been sent from any of those countries may not constitute a valid acceptance of the Offer.

DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE.

IF YOU ARE IN ANY DOUBT AS TO THE PROCEDURES FOR ACCEPTANCE, PLEASE CONTACT CAPITA IRG PLC AT CORPORATE ACTIONS, PO BOX 166, THE REGISTRY, 34 BECKENHAM ROAD, BECKENHAM, KENT BR3 4TH, OR BY TELEPHONE ON 0870 162 3100 OR IF YOU ARE CALLING FROM OVERSEAS +44 208 639 2157.

HOW TO COMPLETE THIS FORM OF ACCEPTANCE

THE PROVISIONS OF PART C OF APPENDIX I TO THE OFFER DOCUMENT ARE INCORPORATED INTO AND FORM PART OF THIS FORM OF ACCEPTANCE.

1        TO ACCEPT THE OFFER                                    COMPLETE HERE -

         To accept the Offer, insert in Box 1 the total number of Drew Shares for which you wish to accept the Offer. You must also sign Box 2 which will constitute your acceptance of the Offer, and complete Box 3 and, if appropriate, complete Boxes 4,5 and 6. If no number, or a number greater than your registered holding of Drew Shares, is inserted in Box 1 and you have signed Box 2, you will be deemed to have inserted in Box 1, and to have accepted the Offer in respect of, your entire registered holding of Drew Shares (being your entire holding under the name and address specified in Box 3 or if your Drew Shares are in CREST, under the participant ID and member account ID specified in Box 4.) CREST participants are requested to insert in Box 1 the same number of Drew Shares as entered on the related TTE instruction.

2        SIGNATURES                                                SIGN HERE -

         You must sign Box 2 regardless of which other box(es) you complete and, in the case of a joint holding, arrange for all other joint holders to do likewise. Each holder who is an individual must sign in the presence of a witness, who must also sign and print his/her name in Box 2 where indicated. The witness must be over 18 years of age and must not be one of the joint registered holders. The same witness may witness each signature of the joint holders.

         If the Form of Acceptance is not signed by the registered holder(s), insert the name(s) and capacity (e.g. attorney or executor) of the person(s) signing the Form of Acceptance. Such person should also deliver evidence of his/her authority.

         A company may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations or, if applicable, in accordance with section 36A of the Companies Act. Persons authorised by a company incorporated outside England and Wales may sign the Form of Acceptance in accordance with the laws of the territory in which the relevant company is incorporated.

         In all cases, execution on behalf of a company should be expressed to be by the company. Please note if you sign Box 2 without putting "NO" in Box 5 you are deemed to have given the representations and warranties in the terms of paragraph (c) of Part C to Appendix I to the Offer Document.

3        FULL NAME(S) AND ADDRESS(ES)                           COMPLETE HERE -

         Complete Box 3 with the full name and address of the sole or first named registered holder together with the full names and addresses of all other joint holders (if any) in BLOCK CAPITALS.

         Unless you complete Box 6 this is the address to which your consideration under the Offer will be sent. If the address inserted in Box 3 is in Canada, Australia, New Zealand, Japan, Ireland or South Africa you must insert in Box 6 an alternative address outside Canada, Australia, New Zealand, Japan, Ireland or South Africa.

4        PARTICIPANT ID AND MEMBER ACCOUNT ID                   COMPLETE HERE -

         If your Drew Shares are in CREST, you must insert in Box 4 the participant ID and the member account ID under which such Drew Shares are held by you in CREST. You must also transfer (or procure the transfer of) the Drew Shares concerned to an escrow balance, specifying in the TTE instruction the participant ID and the member account ID inserted in Box 4 and the Form of Acceptance reference number of this Form and other information specified in the Offer Document.

5        OVERSEAS SHAREHOLDERS                                  COMPLETE HERE -

         If you are unable to give the representations and warranties required by paragraph (c) of Part C of Appendix I to the Offer Document, YOU MUST PUT "NO" IN BOX 5.

         If you do not put "NO" in Box 5 you will be deemed to have given such representations and warranties.

6        ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION AND/OR OTHER
         DOCUMENTS                                              COMPLETE HERE -

         If you wish the consideration and/or other documents to be sent to an address other than the address of the first named registered holder set out in Box 3 or to someone other than the first named registered holder at the address set out in Box 3 (e.g. your bank manager or stockbroker) you should complete Box 6.

         Box 3 must also be completed by holders with registered addresses in Canada, Australia, New Zealand, Japan, Ireland, South Africa or holders who have completed Box 3 with an address in Canada, Australia, New Zealand, Japan, Ireland or South Africa. You must not insert in Box 6 an address in Canada, Australia, New Zealand, Japan, Ireland or South Africa.

PLEASE COMPLETE IN BLOCK CAPITALS

1  TO ACCEPT THE OFFER                                                                           BOX 1

   Complete Box 1 and Box 3 (and, if appropriate                                           Number of Drew Shares
   Box 4, Box 5 and/or Box 6) for which you                                                are accepting the Offer
   AND SIGN IN THE PRESENCE OF A WITNESS.

2  SIGN HERE TO ACCEPT THE OFFER                                                                      BOX 2

   INDIVIDUALS - SIGNED, SEALED
   AND DELIVERED AS A DEED BY:                      Witnessed by:

   1.___________________________________________    1. Name__________________________     Address of Witness____________
   Signature                                        Signature                             ______________________________
   2.__________________________________________     2. Name__________________________     Address of Witness____________
   Signature                                        Signature                             ______________________________
   3._________________________________________      3. Name__________________________     Address of Witness____________
   Signature                                        Signature                             ______________________________
   4.________________________________________       4. Name_________________________      Address of Witness____________
   Signature                                        Signature                             ______________________________

Note: Each registered holder of Drew Shares who is an individual should sign the Form of Acceptance in the presence of a witness who should also sign Box 2 and print his name where indicated. The witness must be over 18 years of age and must not be one of the joint registered holders.

COMPANIES - EXECUTED AS A DEED BY/
UNDER THE COMMON SEAL OF:
NAME OF  COMPANY                  ______________________ ______________________
                                  Signature of Director  Name of Director

______________________________    ______________________ ______________________
                                  Signature of second    Name of second Director
                                  Director or Company    or Company Secretary
                                  Secretary

3  FULL NAME(S) AND ADDRESS(ES)                                                                    BOX 3

   FIRST REGISTERED HOLDER        SECOND REGISTERED HOLDER     THIRD REGISTERED HOLDER    FOURTH REGISTERED HOLDER
   1. FORENAME(S)                 2. FORENAME(S)               3. FORENAME(S)             4. FORENAME(S)
   ______________________________ ____________________________ _________________________  __________________________
              (Mr/Mrs/Miss/Title)          (Mr/Mrs/Miss/Title)        (Mr/Mrs/Miss/Title)        (Mr/Mrs/Miss/Title)
   Surname                        Surname                      Surname                    Surname
   ______________________________ ____________________________ __________________________ ___________________________
   Address                        Address                      Address                    Address
   ______________________________ ____________________________ __________________________ ___________________________
   ______________________________ ____________________________ __________________________ ___________________________
   ______________________________ ____________________________ __________________________ ___________________________
   Postcode                       Postcode                     Postcode                   Postcode
   ______________________________ ____________________________ __________________________ ___________________________

4  PARTICIPANT ID AND MEMBER ACCOUNT ID                                                          BOX 4

   Complete this box only if your Drew Shares are in                            Participant ID_____________________
   CREST. The reference number of this Form of Acceptance is:                   Member account ID__________________

5  OVERSEAS SHAREHOLDERS                                                                         BOX 5

   Please put "NO" in Box 5 if you are unable to give the representations and warranties relating to overseas shareholders set out in paragraph (c) of Part C of Appendix I to the Offer Document.

6  ALTERNATIVE ADDRESS                                                                           BOX 6

   Address outside Canada, Australia, New Zealand, Japan, Ireland and South     Name_________________________________
   Africa to which consideration and/or other documents is/are to be sent       Address______________________________
   instead of the address in Box 3 above.                                       _____________________________________
                                                                                _____________________________________
                                                                                ___________Postcode__________________

FURTHER NOTES ABOUT COMPLETING AND LODGING THIS FORM OF ACCEPTANCE

In order to be effective, this Form of Acceptance must, except as mentioned below, be signed personally by the registered holder or, in the case of a joint holding, by ALL the joint holders and each individual signature must be independently witnessed. A company must execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act applies may execute this Form of Acceptance by a director and the company secretary or by two directors of the company signing the Form of Acceptance. A company incorporated outside England and Wales may sign in accordance with the laws of the relevant territory in which the relevant company is incorporated. In both cases, execution should be expressed to be by the company and each person signing the Form of Acceptance should state the office which he/she holds and insert the name of the company in the place provided in Box 2.

In order to avoid delay and inconvenience to yourself, the following points may assist you:

1.    IF A HOLDER IS AWAY FROM HOME (E.G. ABROAD OR ON HOLIDAY)

      Send this Form of Acceptance, the Offer Document by the quickest means (e.g. air mail), but not in or into Canada, Australia, New Zealand, Japan, Ireland or South Africa, to the holder for execution or, if he/she has executed a power of attorney giving sufficient authority, have this Form of Acceptance signed by the attorney in the presence of a witness. In the latter case, the power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Form of Acceptance for noting (see paragraph 8 below). No other signatures are acceptable.

2. IF YOU HAVE SOLD OR TRANSFERRED ALL, OR WISH TO SELL OR TRANSFER PART, OF YOUR DREW SHARES

      You should pass this Form of Acceptance together with the Offer Document at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. However, this Form of Acceptance and the Offer Document should not be distributed, forwarded or transmitted in or into Canada, Australia, New Zealand, Japan, Ireland or South Africa. If your Drew Shares are in certificated form, and you wish to sell part of your holding of Drew Shares and also wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by 4 June 2004 you should ensure that the stockbroker or other agent through whom you make the sale obtains the appropriate endorsement or indication, signed on behalf of Drew's registrars, Capita, in respect of the balance of your holding of Drew Shares.

3.    IF THE SOLE HOLDER HAS DIED

      If a grant of probate or letters of administration has/have been registered with Drew's registrars, Capita Registrars, 34 Beckenham Road, Beckenham, Kent BR3 4TU, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness, and returned to Capita at the address given on page 1. If a grant of probate or letters of administration has/have not been registered with Drew's registrars, Capita Registrars, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance, each in the presence of a witness, and return it with the share certificate(s) or other document(s) of title to Capita at the address given on page 1. However, the grant of probate or letters of administration must be lodged with Capita, before the consideration due under the Offer can be forwarded to the personal representative(s).

4.    IF ONE OF THE JOINT HOLDERS HAS DIED

      This Form of Acceptance must be signed by all the surviving holders in the presence of a witness, and lodged with Capita, at the address given on page 1, with the share certificate(s) and/or other documents of title and accompanied by the death certificate, the grant of probate or letters of administration in respect of the deceased holder.

5. IF YOUR DREW SHARES ARE IN CERTIFICATED FORM AND THE SHARE CERTIFICATE(S) IS/ARE HELD BY YOUR STOCKBROKER, BANK OR SOME OTHER AGENT

      Complete this Form of Acceptance and, if the share certificate(s) is/are readily obtainable, deliver this completed Form of Acceptance to your bank, stockbroker or other agent for lodging with Capita, at the address given on page 1, accompanied by the share certificate(s) and/or other document(s) of title. If the share certificate(s) is/are not readily obtainable, send this Form of Acceptance duly completed to Capita, at the address given on page 1 together with a note saying, for example, "Share certificate(s) to follow" and arrange for the share certificate(s) to be forwarded to Capita, at the address given on page 1, as soon as possible thereafter. It is helpful for your agent to be informed of the full terms of the Offer.

6. IF YOUR DREW SHARES ARE IN CERTIFICATED FORM AND THE SHARE CERTIFICATE(S) HAS/HAVE BEEN LOST

      Complete this Form of Acceptance and lodge it, together with any share certificate(s) available, with Capita, at the address given on page 1 accompanied by a letter stating that you have lost one or more of your share certificate(s). At the same time you should write to Drew's registrars, Capita Registrars, at the address given above, requesting that they send you a letter of indemnity for completion. When completed, the letter of indemnity must be lodged with Capita, at the address given on page 1 of this Form of Acceptance, as soon as possible thereafter.

7.    IF YOUR DREW SHARES ARE IN CREST

      You should take the action set out in the Offer Document to transfer your Drew Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance reference number so that such number can be inserted in the TTE instruction.

      If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.

8.    IF THIS FORM OF ACCEPTANCE IS SIGNED UNDER A POWER OF ATTORNEY

      The completed Form of Acceptance, together with the share certificate(s) and/or other document(s) of title, should be lodged with Capita, at the address given on page 1, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by Capita, and returned as directed.

9. IF YOUR NAME OR OTHER PARTICULARS DIFFER FROM THOSE APPEARING ON YOUR SHARE CERTIFICATE(S), FOR EXAMPLE:

      (a) Incorrect name, for example:  Name on the certificate James Smith
                                        Correct name            James John Smith

      Complete this Form of Acceptance with the correct name and lodge it with Capita, at the address given on page 1 accompanied by your share certificate(s) and by a letter from your bank, stockbroker or solicitor confirming that the person described on the share certificate(s) and the person who has signed this Form of Acceptance are one and the same.

      (b) Incorrect address on the share certificate(s): Write the correct address in Box 3 of this Form of Acceptance.

      (c) Change of name: If you have changed your name, lodge your marriage certificate or the deed poll or, in the case of a company, a copy of the certificate of incorporation on change of name, with this Form of Acceptance for noting. The documents will be returned as directed.

10.   IF YOU ARE NOT RESIDENT IN THE UNITED KINGDOM

      The attention of Drew Shareholders not resident in the UK is drawn in particular to paragraph (c) of Part C of Appendix I to the Offer Document.

WITHOUT PREJUDICE TO PART C OF APPENDIX I OF THE OFFER DOCUMENT, ESCALON AND ATLANTIC LAW RESERVE THE RIGHT TO TREAT AS VALID IN WHOLE OR IN PART ANY ACCEPTANCE OF THE OFFER WHICH IS NOT ENTIRELY IN ORDER OR WHICH IS NOT ACCOMPANIED BY THE RELEVANT TRANSFER TO ESCROW OR (AS APPROPRIATE) THE RELEVANT SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE. IN THAT EVENT, CONSIDERATION UNDER THE OFFER WILL NOT BE MADE UNTIL AFTER THE RELEVANT TRANSFER TO ESCROW HAS BEEN MADE OR (AS APPROPRIATE) THE RELEVANT SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE OR INDEMNITIES SATISFACTORY TO ESCALON OR ATLANTIC LAW HAS BEEN RECEIVED.




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